EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. §1350

The undersigned, Anthony Bettencourt, the President and Chief Executive Officer of Imperva, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Annual Report on Form 10-K for the period ended December 31, 2014 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 2, 2015	By:	/s/ Anthony Bettencourt
Anthony Bettencourt
President and Chief Executive Officer (Principal Executive Officer)